Product supplement no. 184-A-I	Registration Statement No. 333-155535
To prospectus dated November 21, 2008 and	Dated February 16, 2010
prospectus supplement dated November 21, 2008	Rule 424(b)(2)

Digital Plus Notes Linked to the Performance of a Weighted Basket of Reference Currencies or a Single Reference Currency Relative to a Base Currency

General

  JPMorgan Chase & Co. may offer and sell digital plus notes linked to the performance of a weighted Basket of currencies or a single currency relative to a Base Currency from time to time. This product supplement no. 184-A-I describes terms that will apply generally to the digital plus notes, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the notes, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as terms supplements. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement will control.
  The notes are senior unsecured obligations of JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Chase & Co.
  Payment is linked to the performance of a weighted Basket of Reference Currencies or a single Reference Currency relative to a Base Currency as described below.
  For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” beginning on page PS-26.
  Minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.
  Investing in the notes is not equivalent to investing in the Basket, any of the Reference Currencies or any other instruments linked to the Basket or any of the Reference Currencies.
  The notes will not be listed on any securities exchange unless otherwise specified in the relevant terms supplement.

Key Terms

Reference Currencies:	The Reference Currencies or Reference Currency will be specified in the relevant terms supplement. In certain cases (as specified in the relevant terms supplement), the notes may be linked to the performance of a single Reference Currency relative to the Base Currency. We refer to such Reference Currencies or Reference Currency generally as Reference Currencies in this product supplement.
Basket:	If applicable, a basket of Reference Currencies relative to the Base Currency as specified in the relevant terms supplement.
Reference Currency Weight:	If applicable, the relevant terms supplement will specify either (i) the weight of each Reference Currency in the Basket, which will be fixed for the term of the notes, or (ii) the manner in which the weight of each Reference Currency will be determined. For example, assuming there are four Reference Currencies, the relevant terms supplement may specify that each Reference Currency has an equal weight in the Basket, in which case each Reference Currency makes up 1/4 of the value of the Basket, or the relevant terms supplement may specify a different weighting for each of the four Reference Currencies. Alternatively, the relevant terms supplement may specify that, for a Basket consisting of two Reference Currencies, the Reference Currency with the greater Reference Currency Return will make up 70% of the value of the Basket, and the Reference Currency with the lesser Reference Currency Return will make up 30% of the value of the Basket.
Base Currency:	The Base Currency will be specified in the relevant terms supplement. If a Succession Event with respect to the Base Currency has occurred, the Base Currency may be replaced by another currency. See “General Terms of Notes — Succession Events.”

(continued on next page)

Investing in the Digital Plus Notes involves a number of risks. See “Risk Factors” beginning on page PS-9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. 184-A-I, the accompanying prospectus supplement and prospectus, or any related terms supplement. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

February 16, 2010

Key Terms (continued):

Payment at Maturity (Notes that are Bullish on the Reference Currencies relative to the Base Currency and without a buffer):	Unless otherwise specified in the relevant terms supplement, for notes that are bullish on the Reference Currencies relative to the Base Currency and without a buffer, the amount you will receive at maturity is based on the value of the Ending Basket Level relative to the Starting Basket Level (or Strike Level, if applicable) and the Coupon as described below.
If the Ending Basket Level is greater than or equal to the Starting Basket Level (or Strike Level, if applicable), you will receive at maturity a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the greater of (a) the Coupon or (b) the Basket Return, subject, if applicable, to the Maximum Total Return on the notes. If applicable, the “Maximum Total Return” on the notes is a percentage that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return on the notes, the appreciation potential of the notes will be limited to the Maximum Total Return, even if the Coupon or the Basket Return, as the case may be, is greater than the Maximum Total Return. Subject to any applicable Maximum Total Return on the notes, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + [$1,000 x (the greater of (a) the Coupon or (b) the Basket Return)]
If the Ending Basket Level is less than the Starting Basket Level (or Strike Level, if applicable), you will lose 1% of the principal amount of your notes for every 1% that the Basket declines beyond the Starting Basket Level (or Strike Level, if applicable). Under these circumstances, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + ($1,000 x Basket Return)
For notes that are bullish on the Reference Currencies relative to the Base Currency and without a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level is less than the Starting Basket Level (or Strike Level, if applicable).
Payment at Maturity (Notes that are Bullish on the Reference Currencies relative to the Base Currency and with a buffer):	Unless otherwise specified in the relevant terms supplement, for notes that are bullish on the Reference Currencies relative to the Base Currency and with a buffer, the amount you will receive at maturity is based on the value of the Ending Basket Level relative to the Starting Basket Level (or Strike Level, if applicable), the Coupon and the buffer amount as described below.
If the Ending Basket Level is greater than or equal to the Starting Basket Level (or Strike Level, if applicable), you will receive at maturity a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the greater of either (a) the Coupon or (b) the Basket Return, subject, if applicable, to the Maximum Total Return on the notes. If applicable, the “Maximum Total Return” on the notes is a percentage that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return on the notes, the appreciation potential of the notes will be limited to the Maximum Total Return, even if the Coupon or the Basket Return, as the case may be, is greater than the Maximum Total Return. Subject to any applicable Maximum Total Return on the notes, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + [$1,000 x (the greater of (a) the Coupon or (b) the Basket Return)]
Your principal is protected against a decline in the Basket up to the buffer amount. If the Ending Basket Level is less than the Starting Basket Level (or Strike Level, if applicable) by an amount that is equal to or less than the buffer amount, you will receive the principal amount of your notes at maturity.
If the Ending Basket Level is less than the Starting Basket Level (or Strike Level, if applicable) by more than the buffer amount, for every 1% decline of the Basket beyond the buffer amount, you will lose an amount equal to 1% of the principal amount of your notes multiplied by, if applicable, the downside leverage factor, and your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + [$1,000 x (Basket Return + buffer amount) x downside leverage factor]
If applicable, the “downside leverage factor” will be a number set forth in the relevant terms supplement. If no downside leverage factor is specified in the relevant terms supplement and the Ending Basket Level is less than the Starting Basket Level (or Strike Level, if applicable) by an amount that is greater than the buffer amount, your payment at maturity per $1,000 principal amount note will be $1,000 + [$1,000 x (Basket Return + buffer amount)].
For notes that are bullish on the Reference Currencies relative to the Base Currency and with a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level is less than the Starting Basket Level (or Strike Level, if applicable) by more than the buffer amount.

(continued on next page)

Key Terms (continued):

Payment at Maturity (Notes that are Bearish on the Reference Currencies relative to the Base Currency and without a buffer):	Unless otherwise specified in the relevant terms supplement, for notes that are bearish on the Reference Currencies relative to the Base Currency and without a buffer, the amount you will receive at maturity is based on the value of the Ending Basket Level relative to the Starting Basket Level (or Strike Level, if applicable) and the Coupon as described below.
If the Ending Basket Level is less than or equal to the Starting Basket Level (or Strike Level, if applicable), you will receive at maturity a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the greater of (a) the Coupon or (b) the Basket Change, subject, if applicable, to the Maximum Total Return on the notes. If applicable, the “Maximum Total Return” on the notes is a percentage that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return on the notes, the appreciation potential of the notes will be limited to the Maximum Total Return, even if the Coupon or the Basket Change, as the case may be, is greater than the Maximum Total Return. Subject to any applicable Maximum Total Return on the notes, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + [$1,000 x (the greater of (a) the Coupon or (b) the Basket Change)]
If the Ending Basket Level is greater than the Starting Basket Level (or Strike Level, if applicable), you will lose 1% of the principal amount of your notes for every 1% that the Basket increases beyond the Starting Basket Level (or Strike Level, if applicable). Under these circumstances, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + ($1,000 x Basket Change)
Notwithstanding the foregoing, in no event will the payment at maturity per $1,000 principal amount note be less than $0.
For notes that are bearish on the Reference Currencies relative to the Base Currency and without a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level is greater than the Starting Basket Level (or Strike Level, if applicable).
Payment at Maturity (Notes that are Bearish on the Reference Currencies relative to the Base Currency and with a buffer):	Unless otherwise specified in the relevant terms supplement, for notes that are bearish on the Reference Currencies relative to the Base Currency and with a buffer, the amount you will receive at maturity is based on the value of the Ending Basket Level relative to the Starting Basket Level (or Strike Level, if applicable), the Coupon and the buffer amount as described below.
If the Ending Basket Level is less than or equal to the Starting Basket Level (or Strike Level, if applicable), you will receive at maturity a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the greater of (a) the Coupon or (b) the Basket Change, subject, if applicable, to the Maximum Total Return on the notes. If applicable, the “Maximum Total Return” on the notes is a percentage that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return on the notes, the appreciation potential of the notes will be limited to the Maximum Total Return, even if the Coupon or the Basket Change, as the case may be, is greater than the Maximum Total Return. Subject to any applicable Maximum Total Return on the notes, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + [$1,000 x (the greater of (a) the Coupon or (b) the Basket Change)]
Your principal is protected against an increase in the Basket up to the buffer amount. If the Ending Basket Level is greater than the Starting Basket Level (or Strike Level, if applicable) by an amount that is equal to or less than the buffer amount, you will receive the principal amount of your notes at maturity.
If the Ending Basket Level is greater than the Starting Basket Level (or Strike Level, if applicable) by more than the buffer amount, for every 1% increase of the Basket beyond the buffer amount, you will lose an amount equal to 1% of the principal amount of your notes multiplied by, if applicable, the upside leverage factor, and your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + [$1,000 x (Basket Change + buffer amount) x upside leverage factor]
Notwithstanding the foregoing, in no event will the payment at maturity per $1,000 principal amount note be less than $0.
If applicable, the “upside leverage factor” will be a number set forth in the relevant terms supplement. If no upside leverage factor is specified in the relevant terms supplement and the Ending Basket Level is greater than the Starting Basket Level (or Strike Level, if applicable) by an amount that is greater than the buffer amount, your payment at maturity per $1,000 principal amount note will be $1,000 + [$1,000 x (Basket Change + buffer amount)].
For notes that are bearish on the Reference Currencies relative to the Base Currency and with a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level is greater than the Starting Basket Level (or Strike Level, if applicable) by more than the buffer amount.

(continued on next page)

Key Terms (continued):

Basket Return (Notes that are bullish on the Reference Currencies relative to the Base Currency):

Unless otherwise specified in the relevant terms supplement, for notes that are bullish on the Reference Currencies relative to the Base Currency:

Ending Basket Level – Starting Basket Level (or Strike Level, if applicable)
Starting Basket Level (or Strike Level, if applicable)

Basket Change (Notes that are bearish on the Reference Currencies relative to the Base Currency):

Unless otherwise specified in the relevant terms supplement, for notes that are bearish on the Reference Currencies relative to the Base Currency:

Starting Basket Level (or Strike Level, if applicable) – Ending Basket Level
Starting Basket Level (or Strike Level, if applicable)

Starting Basket Level:	Unless otherwise specified in the relevant terms supplement, set equal to 100 on the pricing date, the final Initial Averaging Date, if applicable, or such other relevant date as specified in the relevant terms supplement.
Ending Basket Level:	The Basket Closing Level on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Basket Closing Levels on each of the Ending Averaging Dates, if so specified in the relevant terms supplement.
Strike Level:	The relevant terms supplement may specify a level of the Basket other than the Starting Basket Level to be used for calculating the Basket Return or Basket Change, as applicable, and the amount payable at maturity, if any, which we refer to as the “Strike Level.” The Strike Level may be based on and/or expressed as a percentage of the Basket Closing Level as of a specified date, or may be determined without regard to the Basket Closing Level as of a particular date. For example, the relevant terms supplement may specify that a Strike Level, equal to 95% of the Starting Basket Level, will be used to calculate the Basket Return or Basket Change, as applicable.
Basket Closing Level:	Unless otherwise specified in the relevant terms supplement, the Basket Closing Level on any relevant currency business day will be calculated by adding the Starting Basket Level (or Strike Level, if applicable) with, for each Reference Currency, the product of the Starting Basket Level (or Strike Level, if applicable) multiplied by the Reference Currency Return for that Reference Currency multiplied by the Reference Currency Weight for that Reference Currency.
Unless otherwise specified in the relevant terms supplement, this calculation can be demonstrated as follows:
100 * [1 + (Reference Currency Return1 * Reference Currency Weight1 + Reference Currency Return2 *
Reference Currency Weight2 + … + Reference Currency ReturnN * Reference Currency WeightN)
where N is the number of Reference Currencies.
Reference Currency Return:	Unless otherwise specified in the relevant terms supplement, for each Reference Currency, on any currency business day, the Reference Currency Return reflects the performance of such Reference Currency, expressed as a percentage, from the relevant Starting Spot Rate to the relevant Ending Spot Rate on such currency business day.
For each Reference Currency, on any currency business day, the “Reference Currency Return” will be specified in the relevant terms supplement as either:

Reference Currency Return =	Ending Spot Rate - Starting Spot Rate Starting Spot Rate

or

Reference Currency Return =	Ending Spot Rate - Starting Spot Rate Ending Spot Rate

Starting Spot Rate:	Unless otherwise specified in the relevant terms supplement, for each Reference Currency, the Starting Spot Rate is the Spot Rate on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Spot Rates on each of the Initial Averaging Dates, if so specified in the relevant terms supplement.
Ending Spot Rate:	Unless otherwise specified in the relevant terms supplement, for each Reference Currency, on any currency business day, the Ending Spot Rate is the Spot Rate on such currency business day.
Spot Rate:	Unless otherwise specified in the relevant terms supplement, for each Reference Currency, the “Spot Rate” on any currency business day will be the Base Currency per one unit of the Reference Currency’s spot rate in the interbank market, expressed as either (i) the amount of Base Currency per one unit of Reference Currency or (ii) one divided by the amount of Reference Currency per one unit of Base Currency, in each case as reported by Reuters Group PLC (“Reuters”) on the relevant page or by Bloomberg, L.P. (“Bloomberg”) on the relevant page as specified in the relevant terms supplement, or any substitute Reuters or Bloomberg page. The relevant terms supplement will specify whether the Reuters or Bloomberg page will be used, the specific Reuters or Bloomberg page to be used, and the approximate time of the day at which the relevant page will be consulted to determine the Spot Rate. If a market disruption event with respect to a Reference Currency has occurred or is continuing, or a Succession Event with respect to a Reference Currency or the Base Currency has occurred, the method of determining the relevant Spot Rates may be modified as described under “Description of Notes — Postponement of Basket Valuation Dates or Initial Averaging Dates” and “General Terms of Notes — Succession Events.”

(continued on next page)

Key Terms (continued):

Basket Valuation Date(s):	The Ending Basket Level will be calculated on either a single date, which we refer to as the Observation Date, or several dates, each of which we refer to as an Ending Averaging Date, as specified in the relevant terms supplement. We refer to such dates generally as Basket Valuation Dates in this product supplement. Any Basket Valuation Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Postponement of Basket Valuation Dates or Initial Averaging Dates.”
Initial Averaging Dates:	As specified, if applicable, in the relevant terms supplement. Any Initial Averaging Date is subject to postponement as described under “Description of Notes — Payment at Maturity.”
Maturity Date:	As specified in the relevant terms supplement. The maturity date of the notes is subject to postponement as described under “Description of Notes — Payment at Maturity.”
Other Terms:	In each case if applicable, the Maximum Total Return, the Coupon, the buffer amount, the downside leverage factor and the upside leverage factor will be set forth in the relevant terms supplement.

     In making your investment decision, you should rely only on the information contained or incorporated by reference in the terms supplement relevant to your investment, this product supplement no. 184-A-I and the accompanying prospectus supplement and prospectus with respect to the notes offered by the relevant terms supplement and this product supplement no. 184-A-I and with respect to JPMorgan Chase & Co. This product supplement no. 184-A-I, together with the relevant terms supplement and the accompanying prospectus and prospectus supplement, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. The information in the relevant terms supplement, this product supplement no. 184-A-I and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

     The notes described in the relevant terms supplement and this product supplement no. 184-A-I are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority, or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplement, this product supplement no. 184-A-I and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

     In this product supplement no. 184-A-I and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co., unless the context requires otherwise.

DESCRIPTION OF NOTES

     The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate terms supplement will describe the terms that apply specifically to the notes, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement no. 184-A-I have the meanings assigned in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The term “note” refers to each $1,000 principal amount of our Digital Plus Notes Linked to the Performance of a Weighted Basket of Reference Currencies or a Single Reference Currency Relative to a Base Currency.

General

     The Digital Plus Notes are senior unsecured obligations of JPMorgan Chase & Co. that are linked to the performance of a weighted Basket of currencies or a single currency relative to a Base Currency. The notes are a series of securities referred to in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The notes will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

     The notes do not pay interest and do not guarantee any return of principal at, or prior to, maturity. Instead, at maturity you will receive a payment in cash, the amount of which will vary depending on the performance of the Basket calculated in accordance with the formula set forth below, and whether the notes have a Strike Level, a buffer, downside leverage factor and/or upside leverage factor.

     The notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

     The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

     The notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement. The principal amount and issue price of each note is $1,000, unless otherwise specified in the relevant terms supplement. The notes will be represented by one or more permanent global notes registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of Notes — Forms of Notes” in the prospectus supplement and “Forms of Securities — Global Securities” in the prospectus.

     The specific terms of the notes will be described in the relevant terms supplement accompanying this product supplement no. 184-A-I. The terms described in that document supplement those described herein and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement will control.

Payment at Maturity

     The maturity date for the notes will be set forth in the relevant terms supplement and is subject to adjustment if such day is not a business day or if the final Basket Valuation Date is postponed as described below. We will also specify whether or not the notes have a Maximum Total Return, a Strike Level, a buffer, downside leverage factor and/or upside leverage factor and the amount of any such buffer in the relevant terms supplement.

     Your return on the notes will be linked to the performance of a weighted basket of Reference Currencies (the “Basket”) or a single Reference Currency relative to a Base Currency (the “Base Currency”). We refer to such Reference Currencies or Reference Currency generally as Reference Currencies in this product supplement. The Reference Currencies and the Base Currency will be specified in the relevant terms supplement. In addition, if the notes are linked to a Basket, the relevant terms supplement will specify either (i) the weight of each Reference Currency in the Basket, which will be fixed for the term of the notes, or (ii) the manner in which the weight of each Reference Currency will be determined. For example, assuming there are four Reference Currencies, the relevant terms supplement may specify that each Reference Currency has an equal weight in the Basket, in which case each Reference Currency makes up 1/4 of the value of the Basket, or the relevant terms supplement may specify a different weighting for each of the four Reference Currencies. Alternatively, the relevant terms supplement may specify that, for a Basket consisting of two Reference Currencies, the Reference Currency with the greater Reference Currency Return will make up 70% of the value of the Basket, and the Reference Currency with the lesser Reference Currency Return will make up 30% of the value of the Basket.

     Notes that are Bullish on the Reference Currencies relative to the Base Currency and without a buffer

     Unless otherwise specified in the relevant terms supplement, for notes that are bullish on the Reference Currencies relative to the Base Currency and without a buffer, the amount you will receive at maturity is based on the value of the Ending Basket Level relative to the Starting Basket Level (or Strike Level, if applicable) and the Coupon as described below.

  If the Ending Basket Level is greater than or equal to the Starting Basket Level (or Strike Level, if applicable), you will receive at maturity a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the greater of (a) the Coupon or (b) the Basket Return, subject, if applicable, to the Maximum Total Return on the notes. If applicable, the “Maximum Total Return” on the notes is a percentage that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return on the notes, the appreciation potential of the notes will be limited to the Maximum Total Return, even if the Coupon or the Basket Return, as the case may be, is greater than the Maximum Total Return. Subject to any applicable Maximum Total Return on the notes, your payment at maturity per $1,000 principal amount note will be calculated as follows:

$1,000 + [$1,000 x (the greater of (a) the Coupon or (b) the Basket Return)]

  If the Ending Basket Level is less than the Starting Basket Level (or Strike Level, if applicable), you will lose 1% of the principal amount of your notes for every 1% that the Basket declines beyond the Starting Basket Level (or Strike Level, if applicable). Under these circumstances, your payment at maturity per $1,000 principal amount note will be calculated as follows:

$1,000 + ($1,000 x Basket Return)

     For notes that are bullish on the Reference Currencies relative to the Base Currency and without a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level is less than the Starting Basket Level (or Strike Level, if applicable).

     Notes that are Bullish on the Reference Currencies relative to the Base Currency and with a buffer

     Unless otherwise specified in the relevant terms supplement, for notes that are bullish on the Reference Currencies relative to the Base Currency and with a buffer, the amount you will receive at maturity is based on the value of the Ending Basket Level relative to the Starting Basket Level (or Strike Level, if applicable), the Coupon and the buffer amount as described below.

  If the Ending Basket Level is greater than or equal to the Starting Basket Level (or Strike Level, if applicable), you will receive at maturity a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the greater of (a) the Coupon or (b) the Basket Return, subject, if applicable, to the Maximum Total Return on the notes. If applicable, the “Maximum Total Return” on the notes is a percentage that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return on the notes, the appreciation potential of the notes will be limited to the Maximum Total Return, even if the Coupon or the Basket Return, as the case may be, is greater than the Maximum Total Return. Subject to any applicable Maximum Total Return on the notes, your payment at maturity per $1,000 principal amount note will be calculated as follows:

$1,000 + [$1,000 x (the greater of (a) the Coupon or (b) the Basket Return)]

  Your principal is protected against a decline in the Basket up to the buffer amount. If the Ending Basket Level is less than the Starting Basket Level (or Strike Level, if applicable) by an amount that is equal to or less than the buffer amount, you will receive the principal amount of your notes at maturity.

  Your investment will be fully exposed to any decline in the Index beyond the buffer amount. If the Ending Basket Level is less than the Starting Basket Level (or Strike Level, if applicable) by more than the buffer amount, for every 1% decline of the Basket beyond the buffer amount, you will lose an amount equal to 1% of the principal amount of your notes multiplied by, if applicable, the downside leverage factor, and your payment at maturity per $1,000 principal amount note will be calculated as follows:

  $1,000 + [$1,000 x (Basket Return + buffer amount) x downside leverage factor]

  If applicable, the “downside leverage factor” will be a number set forth in the relevant terms supplement. If no downside leverage factor is specified in the relevant terms supplement and the Ending Basket Level is less than the Starting Basket Level (or Strike Level, if applicable) by an amount that is greater than the buffer amount, your payment at maturity per $1,000 principal amount note will be $1,000 + [$1,000 x (Basket Return + buffer amount)].

     For notes that are bullish on the Reference Currencies relative to the Base Currency and with a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level is less than the Starting Basket Level (or Strike Level, if applicable) by more than the buffer amount.

     Notes that are Bearish on the Reference Currencies relative to the Base Currency and without a buffer

     Unless otherwise specified in the relevant terms supplement, for notes that are bearish on the Reference Currencies relative to the Base Currency and without a buffer, the amount you will receive at maturity is based on the value of the Ending Basket Level relative to the Starting Basket Level (or Strike Level, if applicable) and the Coupon as described below.

  If the Ending Basket Level is less than or equal to the Starting Basket Level (or Strike Level, if applicable), you will receive at maturity a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the greater of (a) the Coupon or (b) the Basket Change, subject, if applicable, to the Maximum Total Return on the notes. If applicable, the “Maximum Total Return” on the notes is a percentage that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return on the notes, the appreciation potential of the notes will be limited to the Maximum Total Return, even if the Coupon or the Basket Change, as the case may be, is greater than the Maximum Total Return. Subject to any applicable Maximum Total Return on the notes, your payment at maturity per $1,000 principal amount note will be calculated as follows:

$1,000 + [$1,000 x (the greater of (a) the Coupon or (b) the Basket Change)]

  If the Ending Basket Level is greater than the Starting Basket Level (or Strike Level, if applicable), you will lose 1% of the principal amount of your notes for every 1% that the Basket increases beyond the Starting Basket Level (or Strike Level, if applicable). Under these circumstances, your payment at maturity per $1,000 principal amount note will be calculated as follows:

$1,000 + ($1,000 x Basket Change)

Notwithstanding the foregoing, in no event will the payment at maturity per $1,000 principal amount note be less than $0.

     For notes that are bearish on the Reference Currencies relative to the Base Currency and without a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level is greater than the Starting Basket Level (or Strike Level, if applicable).

     Notes that are Bearish on the Reference Currencies relative to the Base Currency and with a buffer

     Unless otherwise specified in the relevant terms supplement, for notes that are bearish on the Reference Currencies relative to the Base Currency and with a buffer, the amount you will receive at maturity is based on the value of the Ending Basket Level relative to the Starting Basket Level (or Strike Level, if applicable), the Coupon and the buffer amount as described below.

  If the Ending Basket Level is less than or equal to the Starting Basket Level (or Strike Level, if applicable), you will receive at maturity a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the greater of (a) the Coupon or (b) the Basket Change, subject, if applicable, to the Maximum Total Return on the notes. If applicable, the “Maximum Total Return” on the notes is a percentage that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return on the notes, the appreciation potential of the notes will be limited to the Maximum Total Return, even if the Coupon or the Basket Change is greater than the Maximum Total Return. Subject to any applicable Maximum Total Return on the notes, your payment at maturity per $1,000 principal amount note will be calculated as follows:

$1,000 + [$1,000 x (the greater of (a) the Coupon or (b) the Basket Change)]

  Your principal is protected against an increase in the Basket up to the buffer amount. If the Ending Basket Level is greater than the Starting Basket Level (or Strike Level, if applicable) by an amount that is equal to or less than the buffer amount, you will receive the principal amount of your notes at maturity.

  Your investment will be fully exposed to any increase in the Index beyond the buffer amount. If the Ending Basket Level is greater than the Starting Basket Level (or Strike Level, if applicable) by more than the buffer amount, for every 1% increase of the Basket beyond the buffer amount, you will lose an amount equal to 1% of the principal amount of your notes multiplied by, if applicable, the upside leverage factor, and your payment at maturity per $1,000 principal amount note will be calculated as follows:

$1,000 + [$1,000 x (Basket Change + buffer amount) x upside leverage factor]

Notwithstanding the foregoing, in no event will the payment at maturity per $1,000 principal amount note be less than $0.

     If applicable, the “upside leverage factor” will be a number set forth in the relevant terms supplement. If no upside leverage factor is specified in the relevant terms supplement and the Ending Basket Level is greater than the Starting Basket Level (or Strike Level, if applicable) by an amount that is greater than the buffer amount, your payment at maturity per $1,000 principal amount note will be $1,000 + [$1,000 x (Basket Change + buffer amount)].

     For notes that are bearish on the Reference Currencies relative to the Base Currency and with a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level is greater than the Starting Basket Level (or Strike Level, if applicable) by more than the buffer amount.

     In each case, if applicable, the “Maximum Total Return,” the “Coupon,” the “buffer amount,” the “downside leverage factor” and the “upside leverage factor” will be an amount set forth in the relevant terms supplement.

     Unless otherwise specified in the relevant terms supplement, for notes that are bullish on the Reference Currencies relative to the Base Currency, the “Basket Return,” as calculated by the calculation agent, is the percentage change of the Basket calculated by comparing the Ending Basket Level to the Starting Basket Level or Strike Level, as applicable. The Basket Return for notes that are bullish on the Reference Currencies relative to the Base Currency, unless otherwise specified in the relevant terms supplement, is calculated as follows:

Ending Basket Level – Starting Basket Level (or Strike Level, if applicable)
Basket Return =
Starting Basket Level (or Strike Level, if applicable)

Unless otherwise specified in the relevant terms supplement, for notes that are bearish on the Reference Currencies relative to the Base Currency, the “Basket Change,” as calculated by the calculation agent, is the percentage change of the Basket calculated by comparing the Starting Basket Level or Strike Level, as applicable, to the Ending Basket Level. The Basket Change for notes that are bearish on the Reference Currencies relative to the Base Currency, unless otherwise specified in the relevant terms supplement, is calculated as follows:

Starting Basket Level (or Strike Level, if applicable) – Ending Basket Level
Basket Change =
Starting Basket Level (or Strike Level, if applicable)

     Unless otherwise specified in the relevant terms supplement, the “Starting Basket Level” will be set equal to 100 on the pricing date, the final Initial Averaging Date, if applicable, or such other relevant date as specified in the relevant terms supplement.

     Unless otherwise specified in the relevant terms supplement, the “Ending Basket Level” is equal to the Basket Closing Level on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Basket Closing Levels on each of the Ending Averaging Dates, if so specified in the relevant terms supplement.

     The relevant terms supplement may specify a level of the Basket other than the Starting Basket Level to be used for calculating the Basket Return or Basket Change, as applicable, and the amount payable at maturity, if any, which we refer to as the “Strike Level.” The Strike Level may be based on and/or expressed as a percentage of the Basket Closing Level as of a specified date, or may be determined without regard to the Basket Closing Level as of a particular date. For example, the relevant terms supplement may specify that a Strike Level, equal to 95% of the Starting Basket Level, will be used to calculate the Basket Return or Basket Change, as applicable.

     Unless otherwise specified in the relevant terms supplement, the “Basket Closing Level” on any relevant currency business day will be calculated as follows:

100 * [1 + (Reference Currency Return1 * Reference Currency Weight1 + Reference Currency Return2
* Reference Currency Weight2 + … + Reference Currency ReturnN * Reference Currency WeightN)],

where N is the number of Reference Currencies.

     Unless otherwise specified in the relevant terms supplement, for each Reference Currency, on any currency business day, the Reference Currency Return reflects the performance of such Reference Currency, expressed as a percentage, from the relevant Starting Spot Rate to the relevant Ending Spot Rate on such currency business day.

     For each Reference Currency, on any currency business day, the “Reference Currency Return” will be specified in the relevant terms supplement as either:

Ending Spot Rate – Starting Spot Rate
Reference Currency Return =
Starting Spot Rate

or

Ending Spot Rate – Starting Spot Rate
Reference Currency Return =
Ending Spot Rate

     Unless otherwise specified in the relevant terms supplement, for each Reference Currency, the “Starting Spot Rate” is the Spot Rate on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Spot Rates on each of the Initial Averaging Dates, if applicable.

     Unless otherwise specified in the relevant terms supplement, for each Reference Currency, on any currency business day, the “Ending Spot Rate” is the Spot Rate on such currency business day. However, for notes linked to the performance of a single Reference Currency relative to the Base Currency, the “Ending Spot Rate” is the Spot Rate for such Reference Currency on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Spot Rates for such Reference Currency on each of the Ending Averaging Dates, if so specified in the relevant terms supplement.

     Unless otherwise specified in the relevant terms supplement, for each Reference Currency, the “Spot Rate” on any currency business day will be the Base Currency per one unit of the Reference Currency’s spot rate in the interbank market, expressed as either (i) the amount of Base Currency per one unit of the Reference Currency or (ii) one divided by the amount of Reference Currency per one unit of Base Currency, in each case as reported by Reuters Group PLC (“Reuters”) on the relevant page or by Bloomberg, L.P. (“Bloomberg”) on the relevant page as specified in the relevant terms supplement, or any substitute Reuters or Bloomberg page. The relevant terms supplement will specify whether the Reuters or Bloomberg page will be used, the specific Reuters or Bloomberg page to be used, and the approximate time of the day at which the relevant page will be consulted to determine the Spot Rate. If a market disruption event with respect to a Reference Currency has occurred or is continuing, or a Succession Event with respect to a Reference Currency or the Base Currency has occurred, the method of determining the relevant Spot Rates may be modified as described under “Description of Notes — Postponement of Basket Valuation Dates or Initial Averaging Dates” and “General Terms of Notes — Succession Events.”

     Unless otherwise specified in the relevant terms supplement, a “currency business day,” with respect to a Reference Currency, is a day on which (a) dealings in foreign currency in accordance with the practice of the foreign exchange market that occurs in The City of New York and the principal financial center for the Reference Currency and, if specified in the relevant terms supplement, the Base Currency, as specified in the relevant terms supplement, (b) banking institutions in The City of New York and such principal financial center for the Reference Currency and, if specified in the relevant terms supplement, the Base Currency, are not otherwise authorized or required by law, regulation or executive order to close and, (c) if specified in the relevant terms supplement, the Trans-European Automated Real-time Gross Settlement Express Transfer System (“TARGET2”) is open, each as determined by the calculation agent.

     The Initial Averaging Dates, if applicable, will be specified in the relevant terms supplement and any such date is subject to adjustment as described below.

     The Basket Valuation Date(s), which will be either a single date, which we refer to as the Observation Date, or several dates, each of which we refer to as an Ending Averaging Date, will be specified in the relevant terms supplement, and any such date is subject to adjustment as described below.

     The maturity date will be specified in the relevant terms supplement, and is subject to adjustment as described below. If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date. If, due to a market disruption event or otherwise, the final Basket Valuation Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following such final Basket Valuation Date, as postponed, unless otherwise specified in the relevant terms supplement. We describe market disruption events under “General Terms of Notes – Market Disruption Events.”

     We will irrevocably deposit with DTC no later than the opening of business on the applicable date funds sufficient to make payments of the amount payable, if any, with respect to the notes on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto.

     Unless otherwise specified in the relevant terms supplement, a “business day” is any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.

     Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in the open market or by private agreement.

Postponement of Basket Valuation Dates or Initial Averaging Dates

     Notes Linked to the Performance of a Basket of Reference Currencies Relative to the Base Currency

     If a Basket Valuation Date or an Initial Averaging Date, if applicable, is not a currency business day with respect to any Reference Currency or there is a market disruption event with respect to any Reference Currency on such Basket Valuation Date or Initial Averaging Date, as applicable (any such Reference Currency affected by a non-currency business day or a market disruption event, a “Disrupted Reference Currency”), the applicable Basket Valuation Date or Initial Averaging Date will be the immediately succeeding currency business day for such Disrupted Reference Currency during which no market disruption event with respect to such Disrupted Reference Currency shall have occurred or be continuing; provided that no Basket Valuation Date or Initial Averaging Date, as applicable, will be postponed more than ten business days following the date originally scheduled to be such Basket Valuation Date or Initial Averaging Date, as applicable. If a Basket Valuation Date or an Initial Averaging Date, if applicable, is to be postponed as described above, and there are two or more Disrupted Reference Currencies and the first currency business day on which there is no market disruption event relating to the first Disrupted Reference Currency is different from such currency business day for one or more of the other Disrupted Reference Currencies, such Basket Valuation Date or Initial Averaging Date, as applicable, will be postponed to the latest of such currency business days.

     If a Basket Valuation Date or an Initial Averaging Date, if applicable, is to be postponed as described above, the Basket Closing Level on such Basket Valuation Date or Initial Averaging Date, as postponed, will be determined by using (i) the applicable Spot Rate for each Reference Currency (other than any such Disrupted Reference Currency) on the originally scheduled Basket Valuation Date or Initial Averaging Date, as applicable, and (ii) the applicable Spot Rate for any such Disrupted Reference Currency on the currency business day for such Disrupted Reference Currency immediately succeeding the originally scheduled Basket Valuation Date or Initial Averaging Date, as applicable, during which no market disruption event with respect to such Disrupted Reference Currency shall have occurred or be continuing. For the avoidance of doubt, if any Basket Valuation Date or Initial Averaging Date, if applicable, is to be postponed as described in the paragraph immediately above and there are two or more Disrupted Reference Currencies, the calculation agent will calculate the Basket Closing Level on such Basket Valuation Date or such Initial Averaging Date, as applicable, using the Spot Rates of the Disrupted Reference Currencies on different currency business days.

     Notwithstanding the foregoing, if any Basket Valuation Date or Initial Averaging Date has been postponed to the tenth business day and such tenth business day is not a currency business day for such Disrupted Reference Currency or there is a market disruption event with respect to such Disrupted Reference Currency on such tenth business day, the calculation agent will determine the applicable Spot Rate for such Disrupted Reference Currency on such tenth business day in good faith and in a commercially reasonable manner, taking into account the latest available quotation for such Spot Rate and any other information that it deems relevant.

     Notes Linked to the Performance of a Single Reference Currency Relative to the Base Currency

     If a Basket Valuation Date or an Initial Averaging Date, if applicable, is not a currency business day with respect to the Reference Currency or there is a market disruption event with respect to the Reference Currency on such Basket Valuation Date or Initial Averaging Date, as applicable, the applicable Basket Valuation Date or Initial Averaging Date will be the immediately succeeding currency business day for the Reference Currency during which no market disruption event with respect to the Reference Currency shall have occurred or be continuing; provided that no Basket Valuation Date or Initial Averaging Date, as applicable, will be postponed more than ten business days following the date originally scheduled to be such Basket Valuation Date or Initial Averaging Date, as applicable.

     Notwithstanding the foregoing, if any Basket Valuation Date or Initial Averaging Date has been postponed to the tenth business day and such tenth business day is not a currency business day for the Reference Currency or there is a market disruption event with respect to the Reference Currency on such tenth business day, the calculation agent will determine the Spot Rate of for the Reference Currency on such tenth business day in good faith and in a commercially reasonable manner, taking into account the latest available quotation for such Spot Rate and any other information that it deems relevant.

Notes Linked to the Performance of a Single Reference Currency Relative to the Base Currency

     If the notes are linked to the performance of a single Reference Currency relative to the Base Currency, unless otherwise specified in the relevant terms supplement, all references to (1) the “Basket” will be deemed to refer to the “Reference Currency,” (2) the “Basket Return” will be deemed to refer to the “Reference Currency Return,” (3) the “Basket Change” will be deemed to refer to the “Reference Currency Change,” (4) the “Ending Basket Level” will be deemed to refer to the “Ending Spot Rate” and (5) the “Starting Basket Level” will be deemed to refer to the “Starting Spot Rate.”

     In addition, for notes that are bearish on a single Reference Currency relative to the Base Currency, for such Reference Currency, on any currency business day, the “Reference Currency Change” will be specified in the relevant terms supplement as either:

Starting Spot Rate – Ending Spot Rate
Reference Currency Change =
Ending Spot Rate

or

Starting Spot Rate – Ending Spot Rate
Reference Currency Change =
Starting Spot Rate

RISK FACTORS

     Your investment in the notes will involve certain risks. The notes do not pay interest or guarantee any return of principal at, or prior to, maturity. Investing in the notes is not equivalent to investing directly in the Basket, any of the Reference Currencies or any instruments linked to the Basket or any of the Reference Currencies. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

The notes do not pay interest or guarantee the return of your investment.

     The notes do not pay interest and may not return any of your investment. The amount payable at maturity, if any, will be determined pursuant to the terms described in this product supplement no. 184-A-I and the relevant terms supplement. The relevant terms supplement will specify whether the notes have a buffer, a Strike Level, a downside leverage factor and/or an upside leverage factor.

     For notes that are bullish on the Reference Currencies relative to the Base Currency and without a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level is less than the Starting Basket Level (or Strike Level, if applicable).

     For notes that are bullish on the Reference Currencies relative to the Base Currency and with a buffer, your principal is protected against a decline in the Basket up to the buffer amount; however, you will lose some or all of your investment at maturity if the Ending Basket Level is less than the Starting Basket Level (or Strike Level, if applicable) by more than the buffer amount.

     For notes that are bearish on the Reference Currencies relative to the Base Currency and without a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level is greater than the Starting Basket Level (or Strike Level, if applicable).

     For notes that are bearish on the Reference Currencies relative to the Base Currency and with a buffer, your principal is protected against an increase in the Basket up to the buffer amount; however, you will lose some or all of your investment at maturity if the Ending Basket Level is greater than the Starting Basket Level (or Strike Level, if applicable) by more than the buffer amount.

The notes are subject to the credit risk of JPMorgan Chase & Co.

     The notes are subject to the credit risk of JPMorgan Chase & Co. and our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the notes at maturity or on any other relevant payment dates, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the notes.

The appreciation potential of the notes is limited to the Maximum Total Return, if applicable.

     If the notes are subject to a Maximum Total Return, the appreciation potential of the notes will be limited to the Maximum Total Return. Any applicable Maximum Total Return will be a percentage that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Total Return on the notes, the appreciation potential of the notes will be limited to that Maximum Total Return even if the Coupon or the Basket Return or Basket Change, as applicable, is greater than that Maximum Total Return.

The value of the Starting Spot Rates for the Reference Currencies may be determined after the issue date of the notes.

     If so specified in the relevant terms supplement, the Starting Spot Rates for the Reference Currencies will be determined based on the arithmetic average of the applicable Spot Rates on the Initial Averaging Dates specified in that relevant terms supplement. One or more of the Initial Averaging Dates specified may occur on or following the issue date of the notes; as a result, the Starting Spot Rates for the Reference Currencies may not be determined, and you may therefore not know the value of such Starting Spot Rates, until after the issue date. Similarly, the global note certificate representing the notes, which will be deposited with DTC on the issue date as described under “General Terms of Notes — Book-Entry Only Issuance — The Depository Trust Company,” will not set forth the Starting Spot Rates for the Reference Currencies. For notes linked to a Basket, the Starting Spot Rates for the Reference Currencies will be used in the calculation of the Reference Currency Returns for the Reference Currencies, and the Reference Currency Returns will be used in calculating the Basket Return or Basket Change, as applicable, and the payment at maturity. For notes linked to a single Reference Currency, the Starting Spot Rate for the Reference Currency will be used in the calculation of the Reference Currency Return or Reference Currency Change, as applicable, for the Reference Currency and the payment at maturity. If there are any increases or decreases in the Spot Rates for the Reference Currencies on the Initial Averaging Dates that occur after the issue date and such increases or decreases result in the Starting Spot Rates for one or more Reference Currencies being greater or less than the applicable Spot Rates on the issue date, this may establish higher levels (for notes that are bullish on the Reference Currencies relative to the Base Currency) or lower levels (for notes that are bearish on the Reference Currencies relative to the Base Currency) that the Basket or single Reference Currency, as applicable, must achieve for you to obtain a positive return on your investment or avoid a loss of principal at maturity.

For notes that are bullish on the Reference Currencies relative to the Base Currency, a decrease in the value of the Reference Currencies relative to the Base Currency may lead to a loss of some or all of your investment at maturity.

     For notes that are bullish on the Reference Currencies relative to the Base Currency and without a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level is less than the Starting Basket Level (or Strike Level, if applicable), or, for notes that are bullish on the Reference Currencies relative to the Base Currency and with a buffer, if the Ending Basket Level is less than the Starting Basket Level (or Strike Level, if applicable) by more than the buffer amount. Any depreciation in the value of the Reference Currencies relative to the Base Currency (or conversely, any increase in the value of the Base Currency relative to the Reference Currencies) may adversely affect your return on the notes.

For notes that are bearish on the Reference Currencies relative to the Base Currency, an increase in the value of the Reference Currencies relative to the Base Currency may lead to a loss of some or all of your investment at maturity.

     For notes that are bearish on the Reference Currencies relative to the Base Currency and without a buffer, you will lose some or all of your investment at maturity if the Ending Basket Level is greater than the Starting Basket Level (or Strike Level, if applicable), or, for notes that are bearish on the Reference Currencies relative to the Base Currency and with a buffer, if the Ending Basket Level is greater than the Starting Basket Level (or Strike Level, if applicable) by more than the buffer amount. Any appreciation in the value of the Reference Currencies relative to the Base Currency (or conversely, any decrease in the value of the Base Currency relative to the Reference Currencies) may adversely affect your return on the notes.

For notes that are bullish on the Reference Currencies relative to the Base Currency, the Ending Basket Level may be less than the Basket Closing Level at the maturity date of the notes or at other times during the term of the notes.

     For notes that are bullish on the Reference Currencies relative to the Base Currency, because the Ending Basket Level is calculated based on the Basket Closing Level on one or more Basket Valuation Dates during the term of the notes, the level of the Basket at the maturity date or at other times during the term of the notes, including dates near the Basket Valuation Date(s), could be higher than the Ending Basket Level. This difference could be particularly large if there is a significant increase in the level of the Basket after the final Basket Valuation Date, or if there is a significant decrease in the level of the Basket around the time of the Basket Valuation Date(s), or if there is significant volatility in the Basket Closing Levels during the term of the notes (especially on dates near the Basket Valuation Date(s)). For example, when the Basket Valuation Date(s) are near the end of the term of the notes, then if the Basket Closing Levels increase or remain relatively constant during the initial term of the notes and then decrease below the Starting Basket Level (or Strike Level, if applicable), the Ending Basket Level may be significantly less than if it were calculated on a date earlier than the Basket Valuation Date(s). Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested in the Basket, the any of the Reference Currencies or instruments relating to the Basket or any of the Reference Currencies for which there is an active secondary market.

For notes that are bearish on the Reference Currencies relative to the Base Currency, the Ending Basket Level may be greater than the Basket Closing Level at the maturity date of the notes or at other times during the term of the notes.

     For notes that are bearish on the Reference Currencies relative to the Base Currency, because the Ending Basket Level is calculated based on the Basket Closing Level on one or more Basket Valuation Dates during the term of the notes, the level of the Basket at the maturity date or at other times during the term of the notes, including dates near the Basket Valuation Date(s), could be lower than the Ending Basket Level. This difference could be particularly large if there is a significant decrease in the level of the Basket after the final Basket Valuation Date, or if there is a significant increase in the level of the Basket around the time of the Basket Valuation Date(s), or if there is significant volatility in the Basket Closing Levels during the term of the notes (especially on dates near the Basket Valuation Date(s)). For example, when the Basket Valuation Date(s) are near the end of the term of the notes, then if the Basket Closing Levels decrease or remain relatively constant during the initial term of the notes and then increase above the Starting Basket Level (or Strike Level, if applicable), the Ending Basket Level may be significantly greater than if it were calculated on a date earlier than the Basket Valuation Date(s). Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested in the Basket, the any of the Reference Currencies or instruments relating to the Basket or any of the Reference Currencies for which there is an active secondary market.

For notes linked to a Basket, the Reference Currencies may not be equally weighted.

     Unless otherwise specified in the relevant terms supplement, the notes will be linked to a weighted Basket of currencies, each of which may have a different weighting in determining the value of the Basket, depending on the Reference Currency Weights specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Basket will consist of four Reference Currencies, with the applicable Reference Currency Weights being 40%, 30%, 20% and 10%, respectively. One consequence of such an unequal weighting of the Reference Currencies is that the same percentage change in two of the Reference Currencies may have different effects on the Basket Closing Level. For example, if the Reference Currency Weight for Reference Currency A is greater than the Reference Currency Weight for Reference Currency B, a 5% decrease in Reference Currency A will have a greater effect on the Basket Closing Level than a 5% decrease in Reference Currency B.

For notes linked to a Basket, the weight of each Reference Currency may be determined on a date other than the pricing date.

     If so specified in the relevant terms supplement, the weight of each Reference Currency in the Basket may be determined on a date or dates other than the pricing date. For example, the relevant terms supplement may specify that the weights of the Reference Currencies in the Basket will be determined based on the relative magnitude of the Reference Currency Return of each Reference Currency on the Observation Date. As a result, if the relevant terms supplement so specifies, you will not know the weight assigned to each Reference Currency until a date later than the pricing date, and you may not know the weight assigned to each Reference Currency in the Basket prior to the final Basket Valuation Date.

For notes linked to a Basket, changes in the value of the Reference Currencies or in the value of the Base Currency may offset each other.

     For notes linked to the performance of a Basket of Reference Currencies relative to the Base Currency, movements in the exchange rates of the Reference Currencies may not correlate with each other. For example, at a time when the exchange rates of one of the Reference Currencies increases, the exchange rates of another Reference Currency may not increase as much or may decline. Therefore, in calculating the Ending Basket Level, increases or declines in the exchange rates of one or more of the Reference Currencies may be moderated, or more than offset, by lesser increases or declines in the exchange rates of one or more other Reference Currencies. For example, in an equally weighted Basket of four Reference Currencies, a 10% appreciation of each of the exchange rates of two of the Reference Currencies from the pricing date to the Basket Valuation Date(s) would be completely offset by a 10% depreciation in each of the exchange rates of the remaining Reference Currencies from the pricing date to the Basket Valuation Date(s). There can be no assurance that the Ending Basket Level will be higher than the Starting Basket Level (or Strike Level, if applicable) (for notes that are bullish on the Reference Currencies relative to the Base Currency) or that the Ending Basket Level will be lower than the Starting Basket Level (or Strike Level, if applicable) (for notes that are bearish on the Reference Currencies relative to the Base Currency) such that you will not lose your initial investment at maturity.

The notes may be linked to the performance of a single Reference Currency relative to the Base Currency.

     In so specified in the relevant terms supplement, the notes will be linked to the performance of a single Reference Currency relative to the Base Currency. In such cases, your payment at maturity will be determined by reference to the Ending Spot Rate of that Reference Currency relative to the Starting Spot Rate of that Reference Currency. Notes linked to the performance of a single Reference Currency relative to the Base Currency do not provide any diversification of risks that notes linked to the performance of a Basket of Reference Currencies relative to the Base Currency may provide.

The notes are not designed to be short-term trading instruments.

     The price at which you will be able to sell your notes to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the Basket has appreciated (for notes that are bullish on the Reference Currencies relative to the Base Currency) or depreciated (for notes that are bearish on the Reference Currencies relative to the Base Currency) since the pricing date. The potential returns described in the relevant terms supplement assume that your notes, which are not designed to be short-term trading instruments, are held to maturity.

Your return on the notes will not reflect the return of a direct investment in the Reference Currencies.

     Your return on the notes will not reflect the return you would realize if you directly invested in or traded the Reference Currencies or instruments related to the Reference Currencies.

Secondary trading may be limited.

     Unless otherwise specified in the relevant terms supplement, the notes will not be listed on any securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market for the notes, it may not provide enough liquidity to allow you to trade or sell the notes easily.

     J.P. Morgan Securities Inc., or JPMSI, may act as a market maker for the notes, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMSI is willing to buy the notes. If at any time JPMSI or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the notes.

The notes are subject to currency exchange risk.

     Foreign currency exchange rates vary over time, and may vary considerably during the term of the notes. The value of each Reference Currency and the Base Currency is at any moment a result of the supply and demand for that currency. Changes in foreign currency exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the Reference Currencies’ countries, the Base Currency’s country, and economic and political developments in other relevant countries.

     Of particular importance to potential currency exchange risk are:

  existing and expected rates of inflation;

  existing and expected interest rate levels;

  the balance of payments in the Reference Currencies’ and Base Currency’s countries and between each country and its major trading partners; and

  the extent of governmental surplus or deficit in the Reference Currencies’ and Base Currency’s countries.

     All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the Reference Currencies’ and the Base Currency’s countries and those of other countries important to international trade and finance.

The liquidity, trading value and amounts payable, if any, under the notes could be affected by the actions of the governments of the originating nations of the Reference Currencies and the Base Currency.

     Foreign exchange rates can either be fixed by sovereign governments or floating. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the value of other currencies. However, governments do not always allow their currencies to float freely in response to economic forces. Governments use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the trading value of their respective currencies. They may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing the notes is that their liquidity, trading value and amounts payable, if any, under the notes could be affected by the actions of sovereign governments which could change or interfere with theretofore freely determined currency valuation, fluctuations in response to other market forces and the movement of currencies across borders. Unless such an event constitutes a market disruption event or a Succession event, there will be no adjustment or change in the terms of the notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting the Reference Currencies, the Base Currency or any other currency. See “General Terms of Notes – Market Disruption Events” and “General Terms of Notes – Succession Events.”

Even though the Reference Currencies and Base Currency are traded around-the-clock, if a secondary market for the notes develops, the notes may trade only during regular hours in the United States.

     The interbank market for the Reference Currencies and the Base Currency is a global, around-the-clock market and the Reference Currencies and Base Currency values are quoted 24 hours a day. Therefore, the hours of trading for the notes, if any, may not conform to the hours during which the Reference Currencies and the Base Currency are traded. To the extent that U.S. markets are closed while the markets for other currencies remain open, significant price and rate movements may take place in the underlying foreign exchange markets, and thus in the level of the Basket, that will not be reflected immediately in the market price, if any, of the notes.

The absence of last-sale and other information about the Reference Currencies may affect the price of the notes.

     There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the exchange rates used to calculate the Basket Return, Basket Change, any Reference Currency Return or Reference Currency Change, as applicable, and therefore your payment at maturity on the notes, if any. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign exchange markets.

     In addition, certain relevant information relating to the originating countries of the Reference Currencies or the Base Currency may not be as well known or as rapidly or thoroughly reported in the United States as comparable United States developments. Prospective purchasers of the notes should be aware of the possible lack of availability of important information that can affect the value of the Reference Currencies and the Base Currency and must be prepared to make special efforts to obtain that information on a timely basis.

The current global financial crisis can be expected to heighten currency exchange risks.

     In periods of financial turmoil, capital can move quickly out of regions that are perceived to be more vulnerable to the effects of the crisis than others with sudden and severely adverse consequences to the currencies of those regions. In addition, governments around the world, including the United States government and governments of other major world currencies, have recently made, and may be expected to continue to make, very significant interventions in their economies, and sometimes directly in their currencies. Such interventions affect currency exchange rates globally and, in particular, the value of the Reference Currencies relative to the Base Currency. Further interventions, other government actions or suspensions of actions, as well as other changes in government economic policy or other financial or economic events affecting the currency markets, may cause currency exchange rates to fluctuate sharply in the future, which could have a material adverse effect on the value of the notes and your return on your investment in the notes at maturity.

For notes linked to a Basket, the Basket is not a recognized market index and may not accurately reflect global currency market performance.

     The Basket is not a recognized market index. The Basket was created solely for purposes of the offering of the notes and will be calculated solely during the term of the notes. The level of the Basket and, therefore, the Basket performance amount will not be published during the term of the notes. The Basket does not reflect the performance of all major securities or currency markets, and may not reflect actual global currency market performance.

Changes in interest rates may affect the trading value of the notes.

     We expect that changes in interest rates will affect the trading value of the notes. For notes that are bullish on the Reference Currencies relative to the Base Currency, in general, if interest rates of the country issuing the Base Currency increase, we expect the trading value of the notes will decrease and, conversely, if the interest rates of the country issuing the Base Currency decrease, we expect that the trading value of the notes will increase. For notes that are bearish on the Reference Currencies relative to the Base Currency, in general, if interest rates of the country issuing the Base Currency increase, we expect the trading value of the notes will increase and, conversely, if the interest rates of the country issuing the Base Currency decrease, we expect that the trading value of the notes will decrease.

     If interest rates increase or decrease in markets based on any Reference Currency, the trading value of the notes may be adversely affected. Interest rates may affect the economies of the countries issuing the Reference Currencies or the Base Currency, and, in turn, the exchange rates and therefore the value of the Reference Currencies relative to the Base Currency. Prior to maturity, the impact of interest rates of the country issuing the Base Currency and the interest rates of the countries issuing the Reference Currencies may either offset or magnify each other.

Prior to maturity, the value of the notes will be influenced by many unpredictable factors.

     Many economic and market factors will influence the value of the notes. We expect that, generally, the level of exchange rates of the Reference Currencies relative to the Base Currency and interest rates on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the level of the Basket. The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including:

  the expected volatility in the Reference Currencies and the Base Currency;

  the time to maturity of the notes;

  the amount of the Coupon applicable to the notes;

  interest and yield rates in the market generally as well as in each of the Reference Currencies’ and Base Currency’s countries;

  the exchange rate and the volatility of the exchange rate among each of the Reference Currencies;

  changes in correlation (the extent to which the Reference Currency exchange rates increase or decrease to the same degree at the same time) between the Reference Currency exchange rates;

  suspension or disruption of market trading in any or all of the Reference Currencies or Base Currency;

  economic, financial, political, regulatory or judicial events that affect the value of the Reference Currencies or Base Currency or the economies of the originating countries of such currencies; and

  our creditworthiness, including actual or anticipated downgrades in our credit ratings.

     Some or all of these factors will influence the price you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You may have to sell your notes at a substantial discount from the principal amount if the Ending Basket Level is at, below or not sufficiently above the Starting Basket Level (or Strike Level, if applicable) (for notes that are bullish on the Reference Currencies relative to the Base Currency), or is at, above or not sufficiently below the Starting Basket Level (or Strike Level, if applicable) (for notes that are bearish on the Reference Currencies relative to the Base Currency).

     You cannot predict the future performance of the Reference Currencies or the Base Currency based on their historical performance. For notes that are bullish on the Reference Currencies relative to the Base Currency, the level of the Basket may decrease such that you may not receive any return of your investment, or, for notes that are bearish on the Reference Currencies relative to the Base Currency, the level of the Basket may increase such that you may not receive any return of your investment. For notes that are bullish on the Reference Currencies relative to the Base Currency and without a buffer, if the Basket Return is negative, you will lose some or all of your investment at maturity. For notes that are bearish on the Reference Currencies relative to the Base Currency and without a buffer, if the Basket Change is negative, you will lose some or all of your investment at maturity. For notes that are bullish on the Reference Currencies relative to the Base Currency and with a buffer, if the Ending Basket Level declines, as compared to the Starting Basket Level (or Strike Level, if applicable) by more than the buffer amount, you will lose some or all of your investment at maturity. For notes that are bearish on the Reference Currencies relative to the Base Currency and with a buffer, if the Ending Basket Level increases, as compared to the Starting Basket Level (or Strike Level, if applicable) by more than the buffer amount, you will lose some or all of your investment at maturity. There can be no assurance that the level of the Basket will not decrease (for notes that are bullish on the Reference Currencies relative to the Base Currency) or increase (for notes that are bearish on the Reference Currencies relative to the Base Currency) so that at maturity, you do not lose some or all of your investment.

Suspensions or disruptions of market trading in the currency markets may adversely affect the amount payable at maturity and/or the market value of the notes.

     The currency markets are subject to temporary distortions or other disruptions due to various factors, including the participation of speculators and government regulation and intervention. These circumstances could affect the value of the Reference Currencies and Base Currency, the exchange rates and the Basket and, therefore, the amount we will pay you at maturity, if any, and in the market value of the notes.

One or more the Reference Currencies and/or the Base Currency may be replaced by other currencies following a Succession Event.

     If a Reference Currency or the Base Currency is lawfully eliminated and replaced with, converted into, redenominated as, or exchanged for, another currency; or any country or economic region, as applicable, in which the lawful currency is a Reference Currency or the Base Currency (the “Relevant Country”) divides into two or more countries or economic regions, as applicable, each with a different lawful currency immediately after such event (each such event, a “Succession Event”), such Reference Currency or the Base Currency will be replaced with another currency (a “Successor Currency”). In the event of any such Succession Event, you will become subject to the performance of the Successor Currency relative to the Base Currency or the performance of the Reference Currencies relative to the Successor Currency, as applicable. In addition, for notes linked to a Basket, if a Reference Currency is replaced with a Successor Currency that is the same as another Reference Currency, the weight of such Reference Currency in the Basket will be effectively increased. You should read “General Terms of Notes — Succession Events” in order to understand these and other adjustments that may be made to your notes. The occurrence of a Succession Event and the consequent adjustments may materially and adversely affect the value of the notes.

The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the notes is likely to affect adversely the value of the notes prior to maturity.

     While the payment at maturity, if any, will be based on the full principal amount of your notes as described in the relevant terms supplement, the original issue price of the notes includes each agent’s commission and the estimated cost of hedging our obligations under the notes. Such agent’s estimated cost includes the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which JPMSI will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by JPMSI, as a result of such compensation or other transaction costs.

We or our affiliates may have adverse economic interests to the holders of the notes.

     JPMSI and other affiliates of ours trade the Reference Currencies and the Base Currency, and other financial instruments related to the Reference Currencies or the Base Currency on a regular basis, for their accounts and for other accounts under their management. JPMSI and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the Reference Currencies or the Base Currency. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes. Any of these trading activities could potentially affect the level of the Reference Currencies and the Base Currency and, accordingly, could affect the value of the notes and the amount, if any, payable to you at maturity.

     We or our affiliates may currently or from time to time engage in trading activities related to the Reference Currencies and the Base Currency. In the course of this business, we or our affiliates may acquire non-public information with respect to such currency investments, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views with respect to such currency investments or regarding expected movements in exchange rates. Any prospective purchaser of notes should undertake an independent investigation of the Reference Currencies and the Base Currency as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

     Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked or related to changes in the level of the Reference Currencies and/or the Base Currency. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

     We may have hedged our obligations under the notes through certain affiliates or unaffiliated counterparties, who would expect to make a profit on such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

     JPMSI, one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Starting Basket Level, the Strike Level, if applicable, the Basket Closing Level on each Basket Valuation Date, the Ending Basket Level, the Basket Return or Basket Change, as applicable, the Spot Rate of each Reference Currency on each Initial Averaging Date, if applicable, and each Basket Valuation Date, and the Reference Currency Return for each Reference Currency (or for notes that are bearish on a single Reference Currency relative to the Base Currency, the Reference Currency Change for such Reference Currency), including the Starting Spot Rate and Ending Spot Rate for each Reference Currency, and the amount, if any, that we will pay you at maturity. The calculation agent will also be responsible for determining the Spot Rate for a Reference Currency if the Spot Rate is not available on Reuters or Bloomberg, as applicable and selecting a Successor Currency, if applicable. In performing these duties, JPMSI may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where JPMSI, as the calculation agent, is entitled to exercise discretion.

Currency market disruptions may adversely affect your return.

     The calculation agent may, in its sole discretion, determine that the currency markets have been affected in a manner that prevents it from properly determining the applicable Spot Rates on a Basket Valuation Date or an Initial Averaging Date, if applicable, the Reference Currency Return (or Reference Currency Change, if applicable), the Ending Basket Level, the Basket Return or Basket Change, as applicable, or the amount that we are required to pay you, if any, at maturity. These events may include disruptions or suspensions of trading in the currency markets as a whole, and could be a Convertibility Event, a Deliverability Event, a Liquidity Event, a Taxation Event, a Discontinuity Event or a Price Source Disruption Event. See “General Terms of Notes — Market Disruption Events” for further information on what constitutes a market disruption event. If the calculation agent, in its sole discretion, determines that any of these events (other than a Price Source Disruption Event) prevents us or any of our affiliates from properly hedging our obligations under the notes or if a Price Source Disruption Event has occurred, it is possible that a Basket Valuation Date and the maturity date will be postponed and your return will be adversely affected. Moreover, if any Basket Valuation Date is postponed to the last possible day and the Spot Rate for a Reference Currency is not available on that day because of a market disruption event or if such day is not a currency business day, the calculation agent will nevertheless determine the Spot Rate for such Reference Currency in good faith and in a commercially reasonable manner, taking into account the latest available quotation for such Spot Rate and any other information that it deems relevant. See “Description of Notes — Postponement of Basket Valuation Dates or Initial Averaging Dates.”

The tax consequences of an investment in the notes are unclear.

     There is no direct legal authority as to the proper U.S. federal income tax characterization of the notes, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”) regarding the notes. The IRS might not accept, and a court might not uphold, the characterization and tax treatment of the notes described in “Certain U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative characterization or treatment for the notes, the timing and character of income on the notes could differ materially and adversely from our description herein. In addition, in December 2007, Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which might include the notes. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by Non-U.S. Holders should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income that is subject to an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance, promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. In addition, in December 2007, the IRS issued a revenue ruling holding that a financial instrument issued and redeemed for U.S. dollars, but providing a return determined by reference to a foreign currency and related market interest rates, is a debt instrument denominated in the foreign currency. We believe that the notes are distinguishable in meaningful respects from the instrument described in the revenue ruling. However, future guidance extending the scope of the revenue ruling could materially and adversely affect the tax consequences of an investment in the notes for U.S. Holders, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in this product supplement no. 184-A-I and consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by the notice and ruling described above. Non-U.S. Holders should also note that they may be withheld upon at a rate of up to 30% unless they have submitted a properly completed IRS Form W-8BEN or otherwise satisfied the applicable documentation requirements.

JPMorgan Chase & Co. employees holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes.

     If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may only acquire the notes for investment purposes and you must comply with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any such notes in the secondary market may be limited.

USE OF PROCEEDS

     Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes. The original issue price of the notes includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the notes and the estimated cost of hedging our obligations under the notes. We may have hedged our obligations under the notes through certain affiliates or unaffiliated counterparties.

     Unless otherwise specified in the relevant terms supplement, the original issue price of the notes will include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the notes. The estimated cost of hedging includes the projected profit, which in no event will exceed $45.00 per $1,000 principal amount note, that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

     On or prior to the date of the relevant terms supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions in the Reference Currencies, the Base Currency, or instruments the value of which is derived from the Reference Currencies and/or the Base Currency. While we cannot predict an outcome, such hedging activity or other hedging and investment activities of ours could potentially increase or decrease the level of the Basket or the value of the Reference Currencies as well as the Starting Spot Rates for the Reference Currencies, and, therefore, effectively establish a higher value (for notes that are bullish on the Reference Currencies relative to the Base Currency) or lower value (for notes that are bearish on the Reference Currencies relative to the Base Currency) that the Basket must achieve for you to obtain a return on your investment or avoid a loss of principal at maturity. From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy that may involve taking long or short positions in the Reference Currencies, the Base Currency, or instruments the value of which is derived from the Reference Currencies or the Base Currency. Although we have no reason to believe that any of these activities will have a material impact on the value of any of the Reference Currencies or the Base Currency or the value of the notes, we cannot assure you that these activities will not have such an effect.

     We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No note holder will have any rights or interest in our hedging activity or any positions we or any unaffiliated counterparties may take in connection with our hedging activity.

THE REFERENCE CURRENCIES

Historical Performance of the Reference Currencies

     We will provide historical information on the performance of the Reference Currencies relative to the Base Currency and the hypothetical Basket in the relevant terms supplement. You should not take any such historical data as an indication of future performance and we take no responsibility for the accuracy or completeness of such information.

Hypothetical returns on your notes

     The relevant terms supplement may include a table, chart or graph showing various hypothetical returns on your note based on a range of hypothetical Ending Basket Levels and various key assumptions shown in the relevant terms supplement, in each case assuming the investment is held from the issue date until the scheduled maturity date.

     Any table, chart or graph showing hypothetical returns will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical Ending Basket Levels on the scheduled Basket Valuation Dates could have on the hypothetical returns on your note, if held to the scheduled maturity date, calculated in the manner described in the relevant terms supplement and assuming all other variables remained constant. Any payments at maturity listed in the relevant terms supplement will be entirely hypothetical. They will be based on the Ending Basket Level or the Basket Closing Level on other scheduled Basket Valuation Dates, in each case that may vary and on assumptions that may prove to be erroneous.

     The return on your note may bear little relation to, and may be much less than, the return that you might achieve were you to invest in the Reference Currencies or the Base Currency directly. Among other things, the return on an investment in the Reference Currencies or the Base Currency is likely to have tax consequences that are different from an investment in your note.

     We describe various risk factors that may affect the market value of your note, and the unpredictable nature of that market value, under “Risk Factors” above.

GENERAL TERMS OF NOTES

Calculation Agent

     J.P. Morgan Securities Inc., one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Starting Basket Level, the Strike Level, if applicable, the Basket Closing Level on each Basket Valuation Date, the Ending Basket Level, the Basket Return or Basket Change, as applicable, the Spot Rate of each Reference Currency on each Initial Averaging Date, if applicable, and each Basket Valuation Date, and the Reference Currency Return for each Reference Currency (or for notes that are bearish on a single Reference Currency relative to the Base Currency, the Reference Currency Change for such Reference Currency), including the Starting Spot Rate and Ending Spot Rate for each Reference Currency, and the amount, if any, that we will pay you at maturity. The calculation agent will also be responsible for determining the Spot Rate for a Reference Currency if the Spot Rate is not available on Reuters or Bloomberg, as applicable and selecting a Successor Currency, if applicable. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

     The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity on or prior to 11:00 a.m., New York City time, on the business day preceding the maturity date.

     All calculations with respect to the Starting Basket Level, the Strike Level, if applicable, the Ending Basket Level, the Basket Return or Basket Change, as applicable, the Basket Closing Level on any currency business day, the Spot Rate for any Reference Currency on any currency business day, the Starting Spot Rate, the Ending Spot Rate and the Reference Currency Return for each Reference Currency (or for notes that are bearish on a single Reference Currency relative to the Base Currency, the Reference Currency Change for such Reference Currency) will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the payment per $1,000 principal amount note at maturity, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to ..7655); and all dollar amounts paid, if any, on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

     Certain events may prevent the calculation agent from determining the Starting Basket Level, the Strike Level, if applicable, the Ending Basket Level, the Basket Return or Basket Change, as applicable, the Basket Closing Level on any currency business day, the Spot Rate for any Reference Currency on any currency business day, the Starting Spot Rate, the Ending Spot Rate and the Reference Currency Return for each Reference Currency (or for notes that are bearish on a single Reference Currency relative to the Base Currency, the Reference Currency Change for such Reference Currency), and consequently, calculating the amount that we are required to pay you, if any, at maturity. These events may include disruptions or suspensions of trading on the markets as a whole. We refer to each of these events individually as a “market disruption event.”

     A “market disruption event,” unless otherwise specified in the relevant terms supplement, means the occurrence of any of the following:

     (a) a Convertibility Event;

     (b) a Deliverability Event;

     (c) a Liquidity Event;

     (d) a Taxation Event;

     (e) a Discontinuity Event; or

     (f) a Price Source Disruption Event,

     in each case as determined by the calculation agent in its sole discretion and in the case of an event described in clause (a), (b), (c), (d) or (e) above, a determination by the calculation agent in its sole discretion that such event materially interferes with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

     “Convertibility Event” means, an event that has the effect of preventing, restricting or delaying a market participant from:

     (i) converting a Reference Currency into the Base Currency through customary legal channels; or

     (ii) converting a Reference Currency into the Base Currency at a rate at least as favorable as the rate for domestic institutions located in the country or economic region the lawful currency of which is the Reference Currency (the “Reference Currency Country”).

     “Deliverability Event” means, an event that has the effect of preventing, restricting or delaying a market participant from:

     (i) delivering a Reference Currency from accounts inside the Reference Currency Country to accounts outside the Reference Currency Country; or

     (ii) delivering the Reference Currency between accounts inside the Reference Currency Country or to a party that is a non-resident of the Reference Currency Country.

     “Liquidity Event” means, the imposition by a Reference Currency Country (or any political subdivision or regulatory authority thereof) or the country or economic region the lawful currency of which is the Base Currency (the “Base Currency Country” and each Reference Currency Country and Base Currency Country, a “Relevant Country”) (or any political subdivision or regulatory authority thereof) of any capital or currency controls (such as a restriction placed on the holding of assets in or transactions through any account in a Reference Currency Country or the Base Currency Country, as applicable, by a non-resident of such Reference Currency Country or the Base Currency Country), or the publication of any notice of an intention to do so, which the calculation agent determines in good faith and in a commercially reasonable manner is likely to materially affect an investment in the applicable Reference Currency or the Base Currency.

     “Taxation Event” means the implementation by the applicable Relevant Country (or any political subdivision or regulatory authority thereof), or the publication of any notice of an intention to implement, any changes to the laws or regulations relating to foreign investment in such Relevant Country, as applicable (including, but not limited to, changes in tax laws and/or laws relating to capital markets and corporate ownership), which the calculation agent determines in good faith in a commercially reasonable manner are likely to materially affect an investment in the applicable Reference Currency or the Base Currency.

     “Discontinuity Event” means, the pegging or de-pegging of a Reference Currency to the Base Currency or the controlled appreciation or devaluation by the Relevant Country (or any political subdivision or regulatory authority thereof) of a Reference Currency relative to the Base Currency, as determined by the calculation agent in good faith and in a commercially reasonable manner.

     “Price Source Disruption Event” means, the non-publication or unavailability of the applicable spot rate for a Reference Currency relative to the Base Currency on the applicable Reuters or Bloomberg page (or any substitute page) specified in the relevant terms supplement and at the time specified in the relevant terms supplement.

Succession Events

     A “Succession Event” means the occurrence of either of the following events:

     (a) a Reference Currency or the Base Currency is lawfully eliminated and replaced with, converted into, redenominated as, or exchanged for, another currency; or

     (b) any Relevant Country divides into two or more countries or economic regions, as applicable, each with a different lawful currency immediately after such event.

     We refer to the applicable Reference Currency or the Base Currency with respect to which a Succession Event has occurred as the “Former Currency.”

     On and after the effective date of a Succession Event, the Former Currency will be deemed to be replaced with:

     (i) in the case of clause (a) above, the currency that lawfully replaces the Former Currency, into which the Former Currency is converted or redenominated, or for which the Former Currency is exchanged, as applicable, or

     (ii) in the case of clause (b) above, a currency selected by the calculation agent from among the lawful currencies resulting from such division that the calculation agent determines in good faith and in a commercially reasonable manner is most comparable to the Former Currency, taking into account the latest available quotation for the spot rate of the Former Currency relative to the Base Currency or the applicable Reference Currency relative to the Base Currency, as applicable, and any other information that it deems relevant.

     We refer to the replacement currency determined as described in clause (i) or (ii) above as a “Successor Currency.”

     Upon the occurrence of a Succession Event:

     (x) if the Former Currency is a Reference Currency, the Starting Spot Rate for the Successor Currency will be equal to (A) the product of the Starting Spot Rate for the Former Currency and the official conversion rate for the Former Currency per one unit of Successor Currency (as publicly announced by the Reference Currency Country) used by the Reference Currency Country to set its official exchange rate for the Base Currency per one unit of Successor Currency on the effective date of such Succession Event or (B) if the official conversion rate referred to in clause (A) immediately above is not publicly announced by the Reference Currency Country, the product of the Spot Rate for the Successor Currency on the effective date of such Succession Event and a fraction, the numerator of which is the Starting Spot Rate for the Former Currency and the denominator of which is the Spot Rate for the Former Currency on the currency business day immediately preceding the effective date of such Succession Event; or

     (y) if the Former Currency is the Base Currency, the Starting Spot Rate for each Reference Currency will be adjusted to be equal to (A) the product of the Starting Spot Rate for such Reference Currency immediately prior to such adjustment and the official conversion rate for the Successor Currency per one unit of Former Currency (as publicly announced by the Base Currency Country) used by the Base Currency Country to set its official exchange rate for such Reference Currency per one unit of Successor Currency on the effective date of such Succession Event or (B) if the official conversion rate referred to in clause (A) immediately above is not publicly announced by the Base Currency Country, the product of the Spot Rate for such Reference Currency (determined by reference to the spot rate of such Reference Currency relative to the Successor Currency) on the effective date of such Succession Event and a fraction, the numerator of which is the Starting Spot Rate for such Reference Currency immediately prior to such adjustment and the denominator of which is the Spot Rate for such Reference Currency (determined by reference to the spot rate of such Reference Currency relative to the Former Currency) on the currency business day immediately preceding the effective date of such Succession Event.

     Upon the occurrence of a Succession Event, the calculation agent will select in good faith and in a commercially reasonable manner a substitute Reuters or Bloomberg page for purposes of determining the Spot Rates of the affected Reference Currencies.

     Notwithstanding the foregoing, if, as a result of a Succession Event, (1) in the case of a Former Currency that is a Reference Currency, the Successor Currency is the same as the Base Currency or, (2) in the case of a Former Currency that is the Base Currency, a Reference Currency is the same as the Successor Currency, in lieu of the adjustments described in the two immediately preceding paragraphs, the Spot Rate for the affected Reference Currency on each currency business day occurring on and after the effective date of such Succession Event will be deemed to be equal to the Spot Rate for such Reference Currency on the currency business day immediately preceding such effective date.

Events of Default

     Under the headings “Description of Debt Securities — Events of Default and Waivers” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Payment upon an Event of Default

     Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per $1,000 principal amount note upon any acceleration of the notes will be determined by the calculation agent and will be an amount in cash equal to the amount payable at maturity per $1,000 principal amount note as described under the caption “Description of Notes — Payment at Maturity,” calculated as if the date of acceleration were the final Basket Valuation Date. If the notes have more than one Basket Valuation Date, then, for each Basket Valuation Date scheduled to occur after the date of acceleration, the currency business days immediately preceding the date of acceleration (in such number equal to the number of Basket Valuation Dates in excess of one) will be the corresponding Basket Valuation Dates, unless otherwise specified in the relevant terms supplement.

     If the maturity of the notes is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

     Under the heading “Description of Debt Securities — Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

     The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

     The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

     DTC will act as securities depositary for the notes. The notes will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Forms of Notes” and “The Depositary.”

Registrar, Transfer Agent and Paying Agent

     Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of The Bank of New York Mellon in The City of New York.

     The Bank of New York Mellon or one of its affiliates will act as registrar and transfer agent for the notes. The Bank of New York Mellon will also act as paying agent and may designate additional paying agents.

     Registration of transfers of the notes will be effected without charge by or on behalf of The Bank of New York Mellon, but upon payment (with the giving of such indemnity as The Bank of New York Mellon may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

     The notes will be governed by and interpreted in accordance with the laws of the State of New York.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of the notes. This summary applies to you if you are an initial holder of a note purchasing the note at its issue price for cash and if you hold the note as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

     This summary does not address all aspects of U.S. federal income and estate taxation that may be relevant to you in light of your particular circumstances or if you are a holder of a note who is subject to special treatment under the U.S. federal income tax laws, such as:

  one of certain financial institutions;

  a “regulated investment company” as defined in Code Section 851;

  a “real estate investment trust” as defined in Code Section 856;

  a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;

  a dealer in securities;

  a person holding a note as part of a hedging transaction, “straddle,” conversion transaction or integrated transaction, or who has entered into a “constructive sale” with respect to a note;

  a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

  a trader in securities who elects to apply a mark-to-market method of tax accounting; or

  a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

     This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which, subsequent to the date of this product supplement, may affect the tax consequences described herein. As the law applicable to the U.S. federal income taxation of instruments such as the notes is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effects of any applicable state, local or foreign tax laws are not discussed. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative characterizations of the notes), as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

Tax Treatment of the Notes

     The tax consequences of an investment in the notes are unclear. There is no direct legal authority as to the proper U.S. federal income tax characterization of the notes, and we do not intend to request a ruling from the IRS regarding the notes.

     Unless otherwise stated in the relevant terms supplement, we expect to treat the notes as "open transactions." If we do so, we intend to seek an opinion from Davis Polk & Wardwell LLP, our special tax counsel, which will be based upon the terms of the notes at the time of the relevant offering and certain factual representations to be received from us, regarding that treatment. Whether Davis Polk & Wardwell LLP expresses an opinion regarding the characterization of the notes will be indicated in the relevant terms supplement. The following discussion assumes that the notes are treated for U.S. federal income tax purposes as “open transactions” and not as debt instruments, unless otherwise indicated.

Tax Consequences to U.S. Holders

     You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

  a citizen or resident of the United States;

  a corporation created or organized in or under the laws of the United States or any political subdivision thereof; or

  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

   Tax Treatment of the Notes

     Tax Treatment Prior to Maturity. You should not recognize taxable income or loss over the term of the notes prior to maturity other than pursuant to a sale or exchange as described below.

     Sale, Exchange or Redemption of a Note. Upon a sale or exchange of a note (including redemption at maturity), you should recognize gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the note, which should equal the amount you paid to acquire the note. Your gain or loss will generally be ordinary foreign currency income or loss under Section 988 of the Code. However, under that Section, holders of certain forward contracts, futures contracts or option contracts generally are entitled to make an election to treat foreign currency gain or loss as capital gain or loss (a “Section 988 Election”). It is likely that the notes qualify for a Section 988 Election. Assuming the Section 988 Election is available, if you make this election before the close of the day on which you acquire a note, all gain or loss you recognize on a sale or exchange of that note should be treated as long-term capital gain or loss, assuming that you have held the note for more than one year. You must make the Section 988 Election with respect to a note by (a) clearly identifying the transaction on its books and records, on the date the transaction is entered into, as being subject to this election and either (b) filing the relevant statement verifying this election with your U.S. federal income tax return or (c) otherwise obtaining independent verification as set forth in the Treasury Regulations under Section 988. You should consult your tax adviser regarding the advisability, availability, mechanics and consequences of a Section 988 Election.

   Possible Alternative Tax Treatments of an Investment in the Notes

     Due to the absence of authorities that directly address the proper characterization of the notes and because we are not requesting a ruling from the IRS with respect to the notes, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment of the notes described above. If the IRS were successful in asserting an alternative characterization or treatment of the notes, the timing and character of income on the notes could differ materially and adversely from our description herein. For example, the IRS might treat the notes as debt instruments issued by us, in which event the taxation of the notes would be governed by certain Treasury regulations relating to the taxation of “contingent payment debt instruments” if the term of the notes from issue to maturity (including the last possible date that the notes could be outstanding) is more than one year. In this event, regardless of whether you are an accrual-method or cash-method taxpayer, you would be required to accrue into income original issue discount on your notes at our “comparable yield” for similar noncontingent debt, determined at the time of the issuance of the notes, in each year that you hold your notes (even though you will not receive any cash with respect to the notes prior to maturity) and any income recognized upon a sale or exchange of your notes (including redemption at maturity) would generally be treated as interest income. Additionally, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

     Alternatively, you might be required to treat the notes as “foreign currency contracts” within the meaning of Section 1256 of the Code. If Section 1256 were to apply to the notes, you would be required to mark your notes to market annually, as if they were sold at their fair market value on the last business day of the taxable year. Unless you have made a valid Section 988 Election, your gain or loss on marking your notes to market would be treated as ordinary in character. If you have made a valid Section 988 Election, your gain or loss would be treated as 40% short-term capital gain or loss and 60% long-term capital gain or loss without regard to how long you have held the notes. You should consult your tax adviser regarding the possible application of Section 1256.

     Other alternative U.S. federal income tax characterizations of the notes might also require you to include amounts in income during the term of your notes and/or might treat all or a portion of the gain or loss on the sale or exchange of your notes (including redemption at maturity) as short-term capital gain or loss, without regard to how long you held your notes. In addition, in December 2007, Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which might include the notes. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income that is subject to an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. In December 2007, the IRS also issued a revenue ruling holding that a financial instrument issued and redeemed for U.S. dollars, but providing a return determined by reference to a foreign currency and related market interest rates, is a debt instrument denominated in the foreign currency. We believe that the notes are distinguishable in meaningful respects from the instrument described in the revenue ruling. However, future guidance extending the scope of the revenue ruling could materially and adversely affect the tax consequences of an investment in the notes for U.S. Holders, possibly with retroactive effect. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by the notice and revenue ruling described above.

Tax Consequences to Non-U.S. Holders

     You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

  a nonresident alien individual;

  a foreign corporation; or

  a foreign estate or trust.

     You are not a “Non-U.S. Holder” for purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your tax adviser regarding the U.S. federal income tax consequences of the sale or exchange of a note (including redemption at maturity).

     If you are a Non-U.S. Holder of a note and if the characterization of the notes as “open transactions” is respected, any income or gain from the note should not be subject to U.S. federal income or withholding tax unless it is effectively connected with your conduct of a U.S. trade or business. However, among the issues addressed in the notice described above in “Certain U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Possible Alternative Tax Treatments of an Investment in the Notes” is the degree, if any, to which income with respect to instruments described therein, which might include the notes, should be subject to U.S. withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the withholding tax consequences of an investment in the notes, possibly with retroactive effect.

     If the notes were recharacterized as indebtedness, any income or gain from a note nonetheless would not be subject to U.S. withholding tax, provided generally that the certification requirement described below has been fulfilled. Because the characterization of the notes is unclear, payments made to you with respect to a note may be withheld upon at a rate of 30% unless you have certified on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person and provided your name and address or otherwise satisfied applicable documentation requirements.

     If you are engaged in a U.S. trade or business, and if income or gain from a note is effectively connected with your conduct of that trade or business, although exempt from the withholding tax discussed above, you will generally be taxed in the same manner as a U.S. Holder, except that you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of a 30% branch profits tax if you are a corporation.

   Federal Estate Tax

     Individual Non-U.S. Holders, and entities the property of which is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a note is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their tax advisers regarding the U.S. federal estate tax consequences of investing in a note.

Backup Withholding and Information Reporting

     You may be subject to information reporting, and you may also be subject to backup withholding at the rates specified in the Code on the amounts paid to you unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. If you are a Non-U.S. Holder, you will not be subject to backup withholding if you comply with the certification procedures described in the preceding section. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

     THE TAX CONSEQUENCES TO YOU OF OWNING AND DISPOSING OF NOTES ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

     Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities Inc., as agent (an “Agent” or “JPMSI”), and certain other agents that may be party to the Master Agency Agreement, as amended or supplemented, from time to time (each an “Agent” and collectively with JPMSI, the “Agents”), JPMSI has agreed and any additional Agents will agree to use reasonable efforts to solicit offers to purchase the principal amount of notes set forth in the cover page of the relevant terms supplement. We will have the sole right to accept offers to purchase the notes and may reject any offer in whole or in part. Each Agent may reject, in whole or in part, any offer it solicited to purchase notes. We will pay an Agent, in connection with sales of these notes resulting from a solicitation that Agent made or an offer to purchase the Agent received, a commission as set forth in the relevant terms supplement. An Agent will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement.

     We may also sell notes to an Agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the relevant terms supplement. That Agent may resell notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that Agent determines and as we will specify in the relevant terms supplement. An Agent may offer the notes it has purchased as principal to other dealers. That Agent may sell the notes to any dealer at a discount and, unless otherwise specified in the relevant terms supplement, the discount allowed to any dealer will not be in excess of the discount that Agent will receive from us. After the initial public offering of notes that the Agent is to resell on a fixed public offering price basis, the Agent may change the public offering price, concession and discount.

     We own, directly or indirectly, all of the outstanding equity securities of JPMSI. The net proceeds received from the sale of the notes will be used, in part, by JPMSI or one of its affiliates in connection with hedging our obligation under the notes. The underwriting arrangements for this offering will comply with the requirements of NASD Rule 2720 regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with NASD Rule 2720, neither JPMSI nor any other affiliated Agent of ours may make sales in this offering to any of its discretionary accounts without the prior written approval of the customer.

     JPMSI or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

     In order to facilitate the offering of the notes, JPMSI may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, JPMSI may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. JPMSI must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if JPMSI is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, JPMSI may bid for, and purchase, notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. JPMSI is not required to engage in these activities, and may end any of these activities at any time.

     No action has been or will be taken by us, JPMSI or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. 184-A-I, the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this product supplement no. 184-A-I, the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

     Each Agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes this product supplement no. 184-A-I, the accompanying prospectus supplement, prospectus and terms supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission. For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

     Unless otherwise specified in the relevant terms supplement, the settlement date for the notes will be the third business day following the pricing date (which is referred to as a “T+3” settlement cycle).

NOTICE TO INVESTORS

     We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. Neither this product supplement no. 184-A-I nor the accompanying prospectus supplement, prospectus or terms supplement constitutes an offer to sell, or a solicitation of an offer to buy, any notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement no. 184-A-I nor the accompanying prospectus supplement, prospectus or terms supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement no. 184-A-I and accompanying prospectus supplement, prospectus and terms supplement is correct as of any date after the date hereof.

     You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement no. 184-A-I, the accompanying prospectus supplement, prospectus and terms supplement and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales.

Argentina

     The notes have not been and will not be authorized by the Comisión Nacional de Valores (the “CNV”) for public offer in Argentina and therefore may not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements, the internet or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended (the “Argentine Public Offering Law”).

     The Argentine Public Offering Law does not expressly recognize the concept of private placement. Notwithstanding the foregoing, pursuant to the general rules on public offering and the few existing judicial and administrative precedents, the following private placement rules have been outlined:

(i)	target investors should be qualified or sophisticated investors, capable of understanding the risk of the proposed investment.

(ii)	investors should be contacted on an individual, direct and confidential basis, without using any type of massive means of communication.

(iii)	the number of contacted investors should be relatively small.

(iv)	investors should receive complete and precise information on the proposed investment.

(v)	any material, brochures, documents, etc, regarding the investment should be delivered in a personal and confidential manner, identifying the name of the recipient.

(vi)

the documents or information mentioned in item (v) should contain a legend or statement expressly stating that the offer is a private offer not subject to the approval or supervision of the CNV, or any other regulator in Argentina.

(vii)

the aforementioned documents or materials should also contain a statement prohibiting the re-sale or replacement of the relevant securities within the Argentine territory or their sale through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.

The Bahamas

     The notes have not been and shall not be offered or sold in or into The Bahamas except in circumstances that do not constitute a ‘public offering’ according to the Securities Industry Act, 1999.

     The offer of the notes, directly or indirectly, in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer by the Securities Commission of The Bahamas.

     Persons deemed “resident” in The Bahamas pursuant to the Exchange Control Regulations, 1956 must receive the prior approval of the Central Bank of The Bahamas prior to accepting an offer to purchase any notes.

Bermuda

     This product supplement no. 184-A-I, the accompanying prospectus supplement, prospectus and terms supplement have not been registered or filed with any regulatory authority in Bermuda. The offering of the notes pursuant to this product supplement no. 184-A-I, the accompanying prospectus supplement, prospectus and terms supplement to persons resident in Bermuda is not prohibited, provided we are not thereby carrying on business in Bermuda.

Brazil

     The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” — the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federal Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations. The notes are not being offered into Brazil. Documents relating to an offering of the notes, as well as the information contained herein and therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil.

British Virgin Islands

     The notes may not be offered in the British Virgin Islands unless we or the person offering the notes on our behalf is licensed to carry on business in the British Virgin Islands. We are not licensed to carry on business in the British Virgin Islands. The notes may be offered to British Virgin Islands “business companies” (from outside the British Virgin Islands) without restriction. A British Virgin Islands “business company” is a company formed under or otherwise governed by the BVI Business Companies Act, 2004 (British Virgin Islands).

Cayman Islands

     This product supplement no. 184-A-I, the accompanying prospectus supplement, prospectus and terms supplement, and the notes offered hereby and thereby have not been, and will not be, registered under the laws and regulations of the Cayman Islands, nor has any regulatory authority in the Cayman Islands passed comment upon or approved the accuracy or adequacy of this product supplement no. 184-A-I, the accompanying prospectus supplement, prospectus and terms supplement. The notes have not been, and will not be, offered or sold, directly or indirectly, in the Cayman Islands.

Chile

     None of the Agents, we or the notes have been registered with the Superintendencia de Valores y Seguros de Chile (Chilean Securities and Insurance Commission) pursuant to Ley No. 18,045 de Mercado de Valores (the “Chilean Securities Act”), as amended, of the Republic of Chile and, accordingly, the notes have not been and will not be offered or sold within Chile or to, or for the account of benefit of persons in Chile except in circumstances which have not resulted and will not result in a public offering and/or securities intermediation in Chile within the meaning of the Chilean Securities Act.

     None of the Agents is a bank or a licensed broker in Chile, and therefore each Agent has not and will not conduct transactions or any business operations in any of such qualities, including the marketing, offer and sale of the notes, except in circumstances which have not resulted and will not result in a “public offering” as such term is defined in Article 4 of the Chilean Securities Act, and/or have not resulted and will not result in the intermediation of securities in Chile within the meaning of Article 24 of the Chilean Securities Act and/or the breach of the brokerage restrictions set forth in Article 39 of Decree with Force of Law No. 3 of 1997.

     The notes will only be sold to specific buyers, each of which will be deemed upon purchase:

(i)

to be a financial institution and/or an institutional investor or a qualified investor with such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the notes;

(ii)

to agree that it will only resell the notes in the Republic of Chile in compliance with all applicable laws and regulations; and that it will deliver to each person to whom the notes are transferred a notice substantially to the effect of this selling restriction;

(iii)	to acknowledge receipt of sufficient information required to make an informed decision whether or not to invest in the notes; and

(iv)

to acknowledge that it has not relied upon advice from any Agent and/or us, or its or our respective affiliates, regarding the determination of the convenience or suitability of notes as an investment for the buyer or any other person; and has taken and relied upon independent legal, regulatory, tax and accounting advice.

Colombia

     The notes have not been and will not be registered in the National Securities Registry of Colombia (Registro Nacional de Valores y Emisores) kept by the Colombian Financial Superintendency (Superintendencia Financiera de Colombia) or in the Colombian Stock Exchange (Bolsa de Valores de Colombia).

     Therefore, the notes shall not be marketed, offered, sold or distributed in Colombia or to Colombian residents in any manner that would be characterized as a public offering, as such is defined in article 1.2.1.1 of Resolution 400, issued on May 22, 1995 by the Securities Superintendency General Commission (Sala General de la Superintendencia de Valores), as amended from time to time.

     If the notes are to be marketed within Colombian territory or to Colombian residents, regardless of the number of persons to which said marketing is addressed to, any such promotion or advertisement of the notes must be made through a local financial entity, a representative’s office, or a local correspondent, in accordance with Decree 2558, issued on June 6, 2007 by the Ministry of Finance and Public Credit of Colombia, as amended from time to time.

     Therefore, the notes should not be marketed within Colombian territory or to Colombian residents, by any given means, that may be considered as being addressed to an indeterminate number of persons or to more than ninety-nine (99) persons, including but not limited to: (i) any written material or other means of communication, such as subscription lists, bulletins, pamphlets or advertisements; (ii) any offer or sale of the notes at offices or branches open to the public; (iii) use of any oral or written advertisements, letters, announcements, notices or any other means of communication that may be perceived to be addressed to an indeterminate number of persons for the purpose of marketing and/or offering the notes; or (iv) use (a) non-solicited emails or (b) email distributions lists to market the notes.

El Salvador

     The notes may not be offered to the general public in El Salvador, and according to Article 2 of the Ley de Mercado de Valores (Securities Market Law) of the Republic of El Salvador, Legislative Decree number 809 dated 16 February 1994, published on the Diario Oficial (Official Gazette) number 73-BIS, Number 323, dated 21 April 1994, and in compliance with the aforementioned regulation, each Agent has represented and agreed that it will not make an invitation for subscription or purchase of the notes to indeterminate individuals, nor will it make known this product supplement no. 184-A-I, the accompanying prospectus supplement, prospectus and terms supplement in the territory of El Salvador through any mass media communication such as television, radio, press, or any similar medium, other than publications of an international nature that are received in El Salvador, such as internet access or foreign cable advertisements, which are not directed to the Salvadoran public. The offering of the notes has not been registered with an authorized stock exchange in the Republic of El Salvador. Any negotiation for the purchase or sale of notes in the Republic of El Salvador shall only be negotiated on an individual basis with determinate individuals or entities in strict compliance with the aforementioned Article 2 of the Salvadoran Securities Market Law, and shall in any event be effected in accordance with all securities, tax and exchange control of the Dominican Republic, Central America, and United States Free Trade Agreements, and other applicable laws or regulations of the Republic of El Salvador.

European Economic Area

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Agent has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this product supplement no. 184-A-I, the accompanying prospectus, prospectus supplement and terms supplement to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive except that it may, with effect from and including the Relevant Implementation Date, make an offer of such notes to the public in that Relevant Member State:

(a)     at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)     at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)     to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Agent; or

(d)     at any time in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

     This European Economic Area selling restriction is in addition to any other selling restrictions set out herein.

Hong Kong

     The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Jersey

     Each Agent has represented to and agreed with us that it will not circulate in Jersey any offer for subscription, sale or exchange of any notes which would constitute an offer to the public for the purposes of Article 8 of the Control of Borrowing (Jersey) Order 1958.

Mexico

     The notes have not been, and will not be, registered with the Mexican National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and therefore, may not be offered or sold publicly in the United Mexican States. This product supplement no. 184-A-I, the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States. The notes may be privately placed in Mexico among institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law.

The Netherlands

     An offer to the public of any notes which are the subject of the offering and placement contemplated by this product supplement no. 184-A-I, the accompanying prospectus supplement, prospectus and terms supplement may not be made in The Netherlands and each Agent has represented and agreed that it has not made and will not make an offer of such notes to the public in The Netherlands, unless such an offer is made exclusively to one or more of the following categories of investors in accordance with the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht, the “FMSA”):

1.     Regulated Entities: (a) any person or entity who or which is subject to supervision by a regulatory authority in any country in order to lawfully operate in the financial markets (which includes: credit institutions, investment firms, financial institutions, insurance companies, collective investment schemes and their management companies, pension funds and their management companies, commodity dealers) (“Supervised Entities”); and (b) any person or entity who or which engages in a regulated activity on the financial markets but who or which is not subject to supervision by a regulatory authority because it benefits from an exemption or dispensation (“Exempt Entities”);

2.     Investment Funds and Entities: any entity whose corporate purpose is solely to invest in securities (which includes, without limitation, hedge funds);

3.     Governmental institutions: the Dutch State, the Dutch Central Bank, Dutch regional, local or other decentralized governmental institutions, international treaty organizations and supranational organizations;

4.     Self-certified Small and Medium-Sized Enterprises (“SMEs”): any company having its registered office in The Netherlands which does not meet at least two of the three criteria mentioned in (6) below and which has (a) expressly requested the Netherlands Authority for the Financial Markets (the “AFM”) to be considered as a qualified investor, and (b) been entered on the register of qualified investors maintained by the AFM;

5.     Self-certified Natural Persons: any natural person who is resident in The Netherlands if this person meets at least two (2) of the following criteria:

(i)	the investor has carried out transactions of a significant size on securities markets at an average frequency of, at least, ten (10) per quarter over the previous four (4) quarters;

(ii)	the size of the investor’s securities portfolio exceeds €500,000;

(iii)	the investor works or has worked for at least one (1) year in the financial sector in a professional position which requires knowledge of investment in securities,

provided this person has:

(a)	expressly requested the AFM to be considered as a qualified investor; and

(b)	been entered on the register of qualified investors maintained by the AFM;

6.     Large Enterprises: any company or legal entity which meets at least two of the following three criteria according to its most recent consolidated or non-consolidated annual accounts:

(a)	an average number of employees during the financial year of at least 250;

(b)	total assets of at least €43,000,000; or

(c)	an annual net turnover of at least €50,000,000.

7.     Discretionary individual portfolio managers: any portfolio manager in The Netherlands who or which purchases the notes for the account of clients who are not Qualified Investors on the basis of a contract of agency that allows for making investment decisions on the client’s behalf without specific instructions of or consultation with any such client;

8.     Minimum consideration: any person or entity for a minimum consideration of €50,000 or more (or equivalent in foreign currency) for each offer of notes; or

9.     Fewer than 100 Offerees: fewer than 100 natural or legal persons (other than Qualified Investors).

     For the purposes of this provision, the expression:

(a)

an “offer to the public” in relation to any notes means making a sufficiently determined offer as meant in Section 217(1) of Book 6 of the Dutch Civil Code (Burgerlijk Wetboek) addressed to more than one person to conclude a contract to purchase or otherwise acquire notes, or inviting persons to make an offer in respect of such notes;

(b)	“Qualified Investors” means the categories of investors listed under (1) up to and including (6) above.

     Zero Coupon Notes may not, directly or indirectly, as part of their initial distribution (or immediately thereafter) or as part of any re-offering be offered, sold, transferred or delivered in The Netherlands. For purposes of this paragraph “Zero Coupon Notes” are notes (whether in definitive or in global form) that are in bearer form and that constitute a claim for a fixed sum against us and on which interest does not become due prior to maturity or on which no interest is due whatsoever.

Panama

     The notes have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The notes do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

Peru

     The notes have been and will be offered only to institutional investors (as defined by the Peruvian Securities Market Law – “Ley de Mercado de Valores” enacted by Legislative Decree No. 861 – Unified Text of the Law approved by Supreme Decree No. 093-2002-EF) and not to the public in general or a segment of it. The placement of the notes shall comply with article 5 of the Peruvian Securities Market Law.

Singapore

     None of this product supplement no. 184-A-I, the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 184-A-I, the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Switzerland

     The notes have not been and will not be offered or sold, directly or indirectly, to the public in Switzerland, and this product supplement no. 184-A-I, the accompanying prospectus supplement, prospectus and terms supplement do not constitute a public offering prospectus as that term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations.

     We have not applied for a listing of the notes on the SWX Swiss Exchange or on any other regulated securities market and, consequently, the information presented in this product supplement no. 184-A-I, the accompanying prospectus supplement, prospectus and terms supplement does not necessarily comply with the information standards set out in the relevant listing rules.

     The notes do not constitute a participation in a collective investment scheme in the meaning of the Swiss Federal Act on Collective Investment Schemes and are not licensed by the Swiss Federal Banking Commission. Accordingly, neither the notes nor holders of the notes benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Federal Banking Commission.

United Kingdom

     Each Agent has represented and agreed that:

(a)     it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”)) by the Issuer;

(b)     it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)     it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Uruguay

     The offering of notes in Uruguay constitutes a private offering and each Agent has agreed that the notes and us will not be registered with the Central Bank of Uruguay pursuant to section 2 of Uruguayan law 16.749.

Venezuela

     The notes comprising this offering have not been registered with the Venezuelan National Securities Commission (Comisión Nacional de Valores) and are not being publicly offered in Venezuela. No document related to the offering of the notes shall be interpreted to constitute a public offer of securities in Venezuela. This document has been sent exclusively to clients of the Agents and the information contained herein is private, confidential and for the exclusive use of the addressee. Investors wishing to acquire the notes may use only funds located outside of Venezuela, which are not of mandatory sale to the Central Bank of Venezuela (Banco Central de Venezuela) or are not otherwise subject to restrictions or limitations under the exchange control regulation currently in force in Venezuela.

BENEFIT PLAN INVESTOR CONSIDERATIONS

     A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we may be a Party in Interest with respect to many Plans. Where we are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the notes by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

     Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of the notes and related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”).

     Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase or holding of the notes that (a) its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the notes shall be required to represent (and deemed to have represented by its purchase of the notes) that such purchase and holding is not prohibited under applicable Similar Laws.

     Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14 or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

     Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase and holding of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any notes to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.